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                         BCP CAYLUX HOLDINGS LUXEMBOURG

                              KOMMANDITGESELLSCHAFT

                    R.C.S. LUXEMBURG SEKTION B NUMMER 96.771
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             UPDATED ARTICLES OF ASSOCIATION AS AT MARCH 19TH, 2004
                KOORDINIERTE SATZUNG MIT STAND ZUM 19. MARZ 2004

                A. NAME - DURATION - PURPOSE - REGISTERED OFFICE

ART. 1 There is hereby established among the subscribers and all those who may become owners of the shares hereafter issued, a company in the form of a societe en commandite par actions, under the name of "BCP CAYLUX HOLDINGS LUXEMBOURG".

ART. 2 The Company is established for an unlimited period of time.

ART. 3 The purpose of the Company is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies and any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, control and development of its portfolio.

The Company may further guarantee, grant loans or otherwise assist the companies in which it holds a direct or indirect participation or which form part of the same group of companies as the Company.

The Company may carry out any commercial, industrial or financial activities which it may deem useful in accomplishment of its purpose.

ART. 4 The registered office of the Company is established in Luxembourg-City,
Grand Duchy of Luxembourg. Within the same municipality, the registered office of the Company may be transferred by resolution of the manager. Branches, subsidiaries or other offices may be established either in the Grand Duchy of
Luxembourg or abroad by resolution of the manager.

                           B. SHAREHOLDERS' LIABILITY

ART. 5 The general partner of the Company (associe commandite) is liable for all liabilities which cannot be paid out of the assets of the Company. The other shareholders (for the avoidance of doubt, not including the general partner), shall refrain from acting on

behalf of the Company in any manner or capacity other than by exercising their rights as shareholders in general meetings and shall only be liable to the extent of their contributions to the Company.

                           C. SHARE CAPITAL - SHARES

ART. 6 The Company has a share capital of thirty-four thousand euro (EUR
34,000.-) consisting of one thousand three hundred and sixty (1,360) shares with a par value of twenty-five euro (EUR 25.-) each.

The share capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for amendment of these articles of incorporation.

The Company may, to the extent and under terms permitted by law, redeem its own shares.

ART. 7 The shares of the Company are in registered form.

A shareholders' register will be kept at the registered office, where it will be available for inspection by any shareholder. This register will contain all the information required by article 39 of the law of 10 August 1915 governing commercial companies, as amended. Ownership of registered shares will be established by inscription in said register. Certificates of these recordings shall be issued and signed by the manager upon request of the relevant shareholder.

The Company will recognize only one holder per share. In case a share is held by more than one person, the persons claiming ownership of the share will have to appoint one sole proxy to represent the share towards the Company. The Company has the right to suspend the exercise of all rights attached to that share until one person has been designated as the sole owner towards the Company.

                      D. GENERAL MEETINGS OF SHAREHOLDERS

ART. 8 Any regularly constituted general meeting of shareholders of the Company shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to the operations of the Company.

The general meeting is convened by the manager or the supervisory board.

It may also be convened by the manager upon request of shareholders representing at least twenty per cent (20%) of the Company's share capital.

ART. 9 The annual general meeting of shareholders shall be held in Luxembourg at the registered office of the Company, or at such other place in Luxembourg as may be specified in the convening notice of meeting, on the second Wednesday of
April of each year at 2 p.m. If such day is a legal or a bank holiday in
Luxembourg, the annual general meeting shall be held on the next following business day in Luxembourg. Other general

meetings of shareholders shall be held at such place and time as may be specified in the respective convening notices of meeting.

The quorum and time-limits provided by law shall govern the convening notices and the conduct of the general meetings of shareholders of the Company, unless otherwise provided herein.

Each share is entitled to one vote. A shareholder may act at any meeting of shareholders by appointing another person as his proxy in writing, by facsimile or by any other means of communication, a copy being sufficient. Resolutions at a meeting of shareholders duly convened will be passed with the unanimous consent of the shareholders present or represented.

The manager may determine all other conditions that must be fulfilled by shareholders for them to take part in any meeting of shareholders.

If all the shareholders are present or represented at a general meeting of shareholders and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice or publication.

                                 E. MANAGEMENT

ART. 10 The Company shall be managed by BCP CAYLUX HOLDINGS LTD. 1 in its capacity as general partner (associe commandite) and manager of the Company. The other shareholders shall neither participate in nor interfere with the management of the Company.

ART. 11 The manager is vested with the broadest powers to perform all acts necessary or useful for accomplishing the Company's object. All powers not expressly reserved by law or by these articles of incorporation to the general meeting of shareholders or to the supervisory board fall within the powers of the manager.

ART. 12 The Company is validly bound vis-a-vis third parties by the sole signature of the manager of the Company, or by the signature(s) of any other person(s) to whom authority has been delegated by the manager for specific transactions.

ART. 13 In the event of legal incapacity, liquidation, or other permanent situation preventing the manager from acting as manager of the Company, the
Company shall not immediately be dissolved and liquidated, provided the supervisory board appoints an administrator, who need not be a shareholder, in order that he effects urgent management acts, until a general meeting of shareholders is held, which such administrator shall convene within fifteen days of his appointment. At such general meeting, the shareholders may appoint a successor manager, in accordance with the quorum and majority requirements for amendment of these articles of incorporation. Failing such appointment, the Company shall be dissolved and liquidated.

ART. 14 The appointment of a successor manager shall be subject to the approval of the manager.

                              F. SUPERVISORY BOARD

ART. 15 The business of the Company and its financial situation, including more in particular its books and accounts, shall be supervised by a supervisory board composed of not less than three members, who need not be shareholders. For the carrying out of its supervisory duties, the supervisory board shall have the powers of a statutory auditor, as provided for by article 62 of the law of 10
August 1915 on commercial companies, as amended from time to time.

ART. 16 The members of the supervisory board shall be elected by the general meeting of shareholders for a period which may not exceed six years and shall hold office until their successors are elected. The members of the supervisory board are re-eligible for election and may be removed at any time, with or without cause, by a resolution adopted by the general meeting of shareholders.

ART. 17 In the event of the total number of members of the supervisory board falling below three or below one half of the number of members determined by the general meeting of shareholders, the manager shall forthwith convene a shareholders' meeting in order to fill such vacancies. If one or more members of the supervisory board are temporarily prevented from attending meetings of the said board, the remaining members may appoint a person chosen from within the shareholders to provisionally replace them until they are able to resume their functions. The remuneration of the members of the supervisory board shall be set by the general meeting of shareholders.

ART.18 The supervisory board shall meet at the place in Luxembourg as indicated
in the convening notice of meeting. The supervisory board will choose from among its members a chairman. It will also choose a secretary, who need not be a member of the supervisory board, who will be responsible for keeping the minutes of the meetings of the supervisory board.

The supervisory board shall be convened by its chairman or by the manager. A meeting of the board must be convened if any of its members so requests.

The chairman of the supervisory board will preside at all meetings of such board, but in his absence the supervisory board will appoint another member of the supervisory board as chairman pro tempore by vote of the majority present at such meeting.

Written notice of any meeting of the supervisory board shall be given by letter, by fax or by electronic mail (without electronic signature) to all its members at least three (3) days prior to the date set for such meeting, except in the case of emergency, in which case the nature of such emergency shall be detailed in the notice of the meeting. The notice will indicate the place of the meeting and it will contain the agenda thereof. The notice may be waived by the consent in writing, by facsimile or by any other means of communication, a copy being sufficient. Special notices shall not be required for meetings held at times and places fixed in a calendar previously adopted by the supervisory board.

Any member of the supervisory board may act at any meeting of the supervisory board by appointing another member as his proxy in writing, by facsimile or by any other means of communication, a copy being sufficient. A member may represent several of his colleagues.

The supervisory board can deliberate or act validly only if at least the majority of its members are present or represented. Resolutions are taken by a majority of the votes of the members present or represented at such meeting.

Resolutions of the supervisory board are to be recorded in minutes and signed by the chairman of the meeting. Any proxies will remain attached thereto. Copies or extracts of such minutes to be produced in judicial proceedings or elsewhere shall be validly signed by the chairman of the meeting or any two members.

The supervisory board may, unanimously, pass resolutions by circular means when expressing its approval in writing, by facsimile or by any other means of communication, a copy being sufficient. The entirety will form the minutes giving evidence of the passing of the resolution.

Any member of the supervisory board may participate in any meeting of the supervisory board by means of a conference call or by any similar means of communication allowing all the persons taking part in the meeting to hear one another. The participation in a meeting by these means is equivalent to a participation in person at such meeting.

The member(s) do not assume, by reason of his/their position, any personal liability in relation to commitments regularly made by them in the name of the
Company. They are authorized agents only and are therefore merely responsible for the execution of their mandate.

The Company shall indemnify, to the greatest extent permitted by law, any member of the supervisory board and his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been a member of the supervisory board of

the Company. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

The Company shall pay the expenses incurred by any person indemnifiable hereunder in connection with any proceeding in advance of the final disposition, so long as the Company receives a written and legally binding undertaking by such person to repay the full amount advanced if there is a final determination that such person is not entitled to indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the indemnifiable person did not satisfy the standard of conduct entitling him or her to indemnification hereunder. The Company shall make a cash payment to such indemnifiable person equal to the full amount incurred by such person and to be indemnified promptly upon notification of an obligation to indemnify from the indemnifiable person supported by such information as the Company shall reasonably require.

                           G. FINANCIAL YEAR - PROFITS

ART. 19 The financial year of the Company shall begin on 29 December of each year and shall terminate on 28 December of the same year.

ART. 20 From the annual net profits of the Company, five per cent (5%) shall be allocated to the legal reserve. This allocation shall cease to be mandatory as soon and as long as such reserve amounts to ten per cent (10%) of the subscribed share capital of the Company, as stated in article 6 hereof or as increased or reduced from time to time as provided in article 6 hereof.

The general meeting of shareholders, upon recommendation of the manager, will determine how the remainder of the annual net profits will be disposed of.
Interim dividends may be distributed by the manager by observing the terms and conditions provided for by law.

                                 H. LIQUIDATION

ART. 21 In the event of dissolution of the Company, the liquidation shall be carried out by one or several liquidators, who may be physical persons or legal entities, appointed by the general meeting of shareholders deciding such dissolution and which shall determine their powers and their compensation.

                  I. AMENDMENT OF THE ARTICLES OF INCORPORATION

ART. 22 These Articles may be amended from time to time by the general meeting of shareholders under the quorum and majority requirements provided for in article 67-1 of the law of 10 August 1915 governing commercial companies, as amended, without the approval of the manager.

                        J. FINAL CLAUSE - APPLICABLE LAW

ART. 23 All matters not governed by these articles of incorporation shall be determined in accordance with the law of 10 August 1915 governing commercial companies, as amended."

           FOLGT DIE DEUTSCHE UBERSETZUNG DES VORHERGEHENDEN TEXTES:

                        "A. NAME - SITZ - DAUER - ZWECK

ART. 1 Es besteht eine zwischen den Zeichnern sowie allen zukunftigen Inhabern der in dieser Satzung ausgestellten Aktien eine Kommanditgesellschaft auf
Aktien, die die Bezeichnung "BCP CAYLUX HOLDINGS LUXEMBOURG" fuhrt.

ART. 2 Die Gesellschaft ist auf unbestimmte Zeit errichtet.

ART. 3 Zweck der Gesellschaft ist der Erwerb von Beteiligungen jeder Art an in-
und auslandischen Gesellschaften, sonstige Vermogensanlagen jeder Art, der
Erwerb von Wertpapieren jeder Art durch Kauf, Zeichnung oder auf andere Weise, die Ubertragung von Wertpapieren durch Verkauf, Tausch oder auf andere Weise sowie die Verwaltung, Kontrolle und Verwertung dieser Beteiligungen.

Die Gesellschaft kann ebenfalls den Gesellschaften, in welchen sie eine direkte oder indirekte Beteiligung halt oder welche der gleichen Gesellschaftsgruppe wie sie selbst angehoren, Burgschaften oder Kredite gewahren oder sie auf andere
Weise unterstutzen.

Die Gesellschaft kann alle Geschafte kaufmannischer, gewerblicher oder finanzieller Natur betreiben, die der Erreichung ihres Zweckes forderlich sind.

ART. 4 Der Sitz der Gesellschaft befindet sich in Luxemburg-Stadt,
Grossherzogtum Luxemburg. Die Verlegung des Sitzes der Gesellschaft innerhalb der Gemeinde erfolgt durch einfachen Beschluss des Geschaftsfuhrers. Durch einfachen Beschluss des Geschaftsfuhrers konnen auch jederzeit
Zweigniederlassungen, Tochtergesellschaften oder andere Geschaftsstellen, sowohl im Grossherzogtum Luxemburg als auch im Ausland, gegrundet werden.

                            B. HAFTUNG DER AKTIONARE

ART. 5 Der Komplementar (associe commandite) haftet fur alle Schulden, die nicht aus den Gutern der Gesellschaft beglichen werden konnen. Die anderen Aktionare
(zum Ausschluss jedes Zweifels, ausschliesslich des Komplementars) sollen jede
Handlung im Namen der Gesellschaft, in jeder Art und Funktion unterlassen, ausser durch Ausubung Ihrer Rechte als Aktionare bei Hauptversammlungen. Die
Kommanditare haften nur mit ihrer Kapitaleinlage.

                               C. KAPITAL - AKTIEN

ART. 6 Das Aktienkapital betragt vierunddreissigtausend Euro (EUR 34.000,-) und ist in eintausenddreihundertundsechzig (1.360) Aktien mit einem Nennwert von funfundzwanzig Euro (EUR 25,-) pro Aktie eingeteilt.

Das Aktienkapital der Gesellschaft kann durch Beschluss der Hauptversammlung der
Aktionare, entsprechend den gesetzlichen Erfordernissen fur Satzungsanderungen, erhoht oder herabgesetzt werden.

Die Gesellschaft kann im Rahmen des Gesetzes und nach den darin festgelegten
Bedingungen eigene Aktien erwerben.

ART. 7 Die Aktien der Gesellschaft sind Namensaktien.

Am Gesellschaftssitz wird ein Register der Namensaktien gefuhrt, welches jedem
Aktionar zur Einsicht offen steht. Dieses Register enthalt alle Angaben, welche von Artikel 39 des Gesetzes vom 10. August 1915 uber Handelsgesellschaften, wie abgeandert, vorgesehen sind. Das Eigentum an Namensaktien wird durch die
Eintragung in dieses Register festgestellt. Auf Anfrage des entsprechenden
Aktionars, werden Aktienzertifikate ausgestellt, welche die Eintragung im
Register bestatigen und von dem Geschaftsfuhrer unterzeichnet werden.

Die Gesellschaft erkennt nur einen Eigentumer pro Aktie an; sollte das Eigentum an Aktien aufgeteilt sein, mussen diejenigen, die ein Recht an diesen Aktien geltend machen, einen gemeinsamen Bevollmachtigten ernennen, um die aus den
Aktien resultierenden Rechte gegenuber der Gesellschaft zu vertreten. Die
Gesellschaft kann die Ausubung aller Rechte bezuglich solcher Aktien aussetzen, solange nicht eine einzige Person zum Besitzer der Aktien im Verhaltnis zur
Gesellschaft benannt worden ist.

                        D. HAUPTVERSAMMLUNG DER AKTIONARE

ART. 8 Die ordnungsgemass gebildete Hauptversammlung der Aktionare vertritt alle
Aktionare der Gesellschaft. Sie hat jegliche Befugnis zur Anordnung, Ausfuhrung oder Ratifizierung aller Handlungen im Hinblick auf die Geschafte der
Gesellschaft.

Die Hauptversammlung wird durch den Geschaftsfuhrer oder den Aufsichtsrat einberufen.

Sie kann auch durch den Geschaftsfuhrer auf Antrag von Aktionaren, welche wenigstens zwanzig Prozent (20%) des Kapitals vertreten, einberufen werden.

ART. 9 Die jahrliche Hauptversammlung findet am Sitz der Gesellschaft in
Luxemburg oder an einem anderen, in der Einladung bestimmten Ort innerhalb der
Gemeinde Luxemburgs jeweils um 14 Uhr am zweiten Mittwoch des Monats April eines jeden Jahres oder, wenn dieser Tag auf einen Feiertag oder Bankfeiertag in
Luxemburg fallt, am nachsten darauf folgenden Werktag in Luxemburg statt. Andere
Hauptversammlungen konnen an den in den Einberufungsschreiben bestimmten
Zeitpunkten und Orten einberufen werden.

Die Einberufungsschreiben sowie die Leitung der Hauptversammlungen der Aktionare der Gesellschaft werden von den gesetzlich erforderlichen Anwesenheitsquoten und
Fristen geregelt, insofern diese Satzung keine anderweitigen Bestimmungen trifft.

Jede Aktie gewahrt eine Stimme. Jeder Aktionar kann sich bei der
Hauptversammlung durch einen schriftlich, per Faksimileubertragung oder durch jede andere Kommunikationsform bevollmachtigten Dritten vertreten lassen (eine dementsprechende Kopie ist ausreichend). Beschlusse auf einer ordnungsgemass einberufenen Hauptversammlung werden nur mit Einstimmigkeit der anwesenden und vertretenen Stimmen gefasst.

Der Geschaftsfuhrer kann alle weiteren Bedingungen festlegen, welche von den
Aktionaren erfullt werden mussen, um an einer Hauptversammlung der Aktionare teilnehmen zu konnen.

Sind alle Aktionare bei einer Hauptversammlung anwesend oder vertreten und erklaren sie, die Tagesordnung zu kennen, so kann die Versammlung ohne vorherige
Einberufung abgehalten werden.

                               E. GESCHAFTSFUHRUNG

ART. 10 Die Gesellschaft wird durch BCP CAYLUX HOLDINGS LTD. 1 in ihrer
Eigenschaft als Komplementar (associe commandite) und Geschaftsfuhrer der
Gesellschaft verwaltet. Die anderen Aktionare durfen an dieser Verwaltung der
Gesellschaft weder teilnehmen noch sich darin einmischen.

ART. 11 Der Geschaftsfuhrer ist befugt, die Gesellschaft im weitesten Sinne zu leiten und alle Verwaltungs- und Verfugungshandlungen vorzunehmen, welche im
Interesse der Gesellschaft sind. Der Geschaftsfuhrer hat samtliche Befugnisse, welche durch das Gesetz oder durch diese Satzung nicht ausdrucklich der
Hauptversammlung der Aktionare oder dem Aufsichtsrat vorbehalten sind.

ART. 12 Die Gesellschaft wird gegenuber Dritten durch die alleinige Unterschrift des Geschaftsfuhrers verpflichtet, oder durch die Unterschrift(en) jeder vom
Geschaftsfuhrer fur spezifische Rechtsgeschafte bevollmachtigten Person(en)

ART. 13 Im Falle einer rechtlichen Geschaftsunfahigkeit, einer Liquidation, oder einer anderen endgultigen Lage, welche den Geschaftsfuhrer verhindert, als
Geschaftsfuhrer der Gesellschaft zu fungieren, wird die Gesellschaft nicht unmittelbar aufgelost und liquidiert, sofern der Aufsichtsrat einen Verwalter ernennt, welcher nicht Aktionar sein muss, damit dieser die dringende
Geschaftsfuhrung ubernimmt, bis eine Hauptversammlung der Aktionare stattgefunden hat, die der Verwalter innerhalb von funfzehn Tagen nach seiner
Ernennung, einberuft. Auf dieser Hauptversammlung konnen die Aktionare, den gesetzlich

erforderlichen Anwesenheitsquoten und Fristen folgend, einen Nachfolger des
Geschaftsfuhrers ernennen. Sollte diese Ernennung nicht geschehen, wird die
Gesellschaft aufgelost und liquidiert.

ART. 14 Die Ernennung des Nachfolgers des Geschaftsfuhrers erfordert die
Zustimmung des Geschaftsfuhrers.

                                 F. AUFSICHTSRAT

ART. 15 Die Geschafte sowie die finanzielle Situation der Gesellschaft, insbesondere ihre Bilanzen und Konten, unterliegen der Uberwachung des
Aufsichtsrats, der aus mindestens drei Mitgliedern besteht, die nicht Aktionare der Gesellschaft sein mussen. Der Aufsichtsrat hat fur seine
Uberwachungsfunktion die in Artikel 62 des Gesetzes des 10. August 1915 uber die
Handelsgesellschaften bestimmend, wie abgeandert, vorgesehenen Befugnisse eines
Rechnungsprufers.

ART. 16 Die jahrliche Hauptversammlung der Aktionare wahlt die Mitglieder des
Aufsichtsrats fur eine maximale Dauer von sechs Jahren. Die Mitglieder behalten ihr Mandat bis zur Ernennung eines Nachfolgers. Die Mitglieder des
Aufsichtsrates konnen mehrmals hintereinander gewahlt werden und konnen jederzeit und unbegrundet durch Beschluss der Hauptversammlung abberufen werden.

ART. 17 Sollte die Zahl der Mitglieder des Aufsichtsrates unter drei oder unter die Halfte der von der Hauptversammlung bestimmten Zahl der Mitglieder fallen, wird durch den Geschaftsfuhrer sofort eine Hauptversammlung einberufen, um die leerstehenden Stellen zu besetzen. Ist ein oder sind mehrere Mitglieder des
Aufsichtsrates vorubergehend unfahig, an dessen Versammlungen teilzunehmen, konnen die restlichen Mitglieder einen oder mehrere Aktionare ernennen, um diese bis zur Wiederaufnahme zu ersetzen. Die Vergutung der Mitglieder des
Aufsichtsrates wird durch die Hauptversammlung festgelegt.

ART. 18 Der Aufsichtsrat kommt an dem in dem Einberufungsschreiben bestimmten
Ort innerhalb Luxemburg zusammen. Der Aufsichtsrat wahlt aus dem Kreise seiner
Mitglieder einen Vorsitzenden. Er kann auch einen Sekretar bestellen, welcher nicht Mitglied des Aufsichtsrates sein muss, und welcher fur die Protokolle der
Sitzungen des Aufsichtsrates verantwortlich ist.

Der Aufsichtsrat wird von seinem Vorsitzenden oder von dem Geschaftsfuhrer einberufen. Der Aufsichtsrat muss auf Anfrage eines seiner Mitglieder einberufen werden.

Der Vorsitzende hat den Vorsitz in jeder Sitzung des Aufsichtsrates; in seiner
Abwesenheit kann der Aufsichtsrat mit Mehrheit der Anwesenden ein anderes
Mitglied des Aufsichtsrates ernennen, um den Vorsitz dieser Sitzungen zeitweilig zu fuhren.

                                       10

Jedes Mitglied des Aufsichtsrates erhalt mindestens drei (3) Tage vor dem vorgesehenen Zeitpunkt der Sitzung per Faksimileubertragung oder per elektronischer Post (ohne elektronische Unterschrift), ein
Einberufungsschreiben, ausser im Falle einer Dringlichkeit, in welchem Falle die
Natur und die Grunde dieser Dringlichkeit im Einberufungsschreiben angegeben werden mussen. Das Einberufungsschreiben enthalt den Ort und die Tagesordnung der Sitzung. Auf schriftliche, durch Faksimileubertragung oder durch ein vergleichbares Kommunikationsmittel (eine Kopie ist ausreichend) gegebene
Einwilligung eines jeden Mitglieds der Aufsichtsrates, kann auf die
Einberufungsschreiben verzichtet werden. Ein spezielles Einberufungsschreiben ist nicht erforderlich fur Sitzungen des Aufsichtsrates, die zu einer Zeit und an einem Ort abgehalten werden, welche von einem vorherigen Beschluss des
Aufsichtsrates auf dem Kalender festgesetzt wurden.

Jedes Mitglied des Aufsichtsrates kann sich in der Sitzung aufgrund einer schriftlich, durch Faksimileubertragung oder durch andere Kommunikationsmittel
(eine Kopie ist ausreichend) erteilten Vollmacht durch ein anderes Mitglied des
Aufsichtsrats vertreten lassen. Ein Mitglied des Aufsichtsrats kann mehrere andere Mitglieder vertreten.

Der Aufsichtsrat ist nur beschlussfahig, wenn mindestens die Mehrheit seiner
Mitglieder anwesend oder vertreten sind. Beschlusse des Aufsichtsrates werden mit einer einfachen Mehrheit der Stimmen seiner auf der jeweiligen Sitzung anwesenden oder vertretenen Mitglieder gefasst.

Beschlusse des Aufsichtsrates werden in Protokollen festgehalten und von dem
Vorsitzenden unterzeichnet. Die Vertretungsvollmachten werden an diese angeheftet. Die Kopien oder Auszuge der Protokolle, die vor Gericht oder anderweitig vorgelegt werden sollen, werden vom Vorsitzenden oder von zwei
Mitgliedern unterzeichnet.

Einstimmige Beschlusse des Aufsichtsrates konnen auch durch Rundschreiben mittels einer oder mehrerer schriftlicher, durch Faksimileubertragung oder andere Kommunikationsmittel (eine Kopie ist ausreichend) belegter Unterlagen gefasst werden. Die Gesamtheit der Unterlagen bildet das Protokoll, das als
Nachweis der Beschlussfassung gilt.

Jedes Mitglied des Aufsichtsrates kann durch eine telefonische
Konferenzschaltung oder durch ein anderes Kommunikationsmittel an einer Sitzung teilnehmen, vorausgesetzt, jeder Teilnehmer an der Sitzung kann alle anderen verstehen. Die Teilnahme an einer Sitzung in dieser Weise entspricht einer personlichen Teilnahme an dieser Sitzung.

Die Mitglieder haften nicht personlich aufgrund ihres Mandates fur
Verbindlichkeiten, welche sie im Namen der Gesellschaft rechtmassig eingegangen sind. Sie handeln lediglich

                                       11

als Bevollmachtigte der Gesellschaft und sind daher ausschliesslich fur die
Ausubung ihres Mandates verantwortlich.

Die Gesellschaft entschadigt auf die im weitest moglichen Sinne nach Luxemburger
Recht zulassige Art und Weise jedes Mitglied des Aufsichtsrates, seine Erben,
Testamenvollstrecker oder Verwalter fur angemessene Kosten, die im Zusammenhang mit jeder Handlung, jedem Prozess oder Verfahren, in denen dieses wegen seiner
Mitgliedschaft im Aufsichtsrat als Partei beteiligt ist oder war, entstanden sind. Das hiervor aufgefuhrte Recht auf Entschadigung schliesst andere Rechte, die dem Mitglied zustehen sollten, nicht aus.

Die Gesellschaft ubernimmt die Kosten jeder Person, die hierdurch Recht auf
Entschadigung hat in Verbindung mit jedem Verfahren, vor dem endgultigen Urteil, insofern die Gesellschaft eine schriftliche und rechtskraftige Verpflichtung dieser Person erhalt, den Vorschussbetrag zuruckzuerstatten, im Fall einer endgultigen Feststellung, dass kein Recht auf Entschadigung von der Gesellschaft besteht. Alleine durch die Beendigung einer Handlung, eines Prozesses oder eines
Verfahrens durch ein Urteil, eine Anweisung, Beilegung, Verurteilung oder nolo contendere oder gleichwertige Verteidigung, entsteht nicht die Vermutung, dass die Person, welche Recht auf Entschadigung hat, die Verhaltensnormen, durch die das Entschadigungsrecht entsteht, nicht eingehalten hat. Die Gesellschaft wird eine Barzahlung an den Entschadigungsberechtigten machen, in gleicher Hohe wie die von ihm eingegangene entschadigungsberechtigte Verpflichtungen, sofort nach
Erhalt der Mitteilung einer Entschadigungspflicht von dem
Entschadigungsberechtigten, unterstutzt von den Informationen welche die
Gesellschaft vernunftigerweise fordern kann.

                            G. GESCHAFTSJAHR - BILANZ

ART. 19 Das Geschaftsjahr beginnt am 29. Dezember und endet am 28. Dezember eines jeden Jahres.

ART. 20 Es werden jahrlich wenigstens funf Prozent (5%) des Reingewinnes der
Gesellschaft vorab den gesetzlichen Rucklagen zugefuhrt bis diese zehn Prozent
(10%) des in Artikel 6 dieser Satzung vorgesehenen Gesellschaftskapitals oder wie gemass Artikel 6 erhoht oder herabgesetzt, betragen.

Die Hauptversammlung der Aktionare bestimmt auf Vorschlag des Geschaftsfuhrers uber die Verwendung des restlichen Betrages des Reingewinns. Der Geschaftsfuhrer kann im Rahmen der gesetzlichen Bestimmungen Vorschussdividenden ausschutten.

                          H. AUFLOSUNG DER GESELLSCHAFT

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ART. 21 Wird die Gesellschaft durch Beschluss der Hauptversammlung aufgelost, so wird die Liquidation durch einen oder mehrere Liquidatoren, welche naturliche oder juristische Personen sein konnen, durchgefuhrt. Die Hauptversammlung ernennt diese Liquidatoren und setzt ihre Befugnisse und Vergutung fest.

                               I. SATZUNGSANDERUNG

ART. 22 Die gegenwartige Satzung kann, ohne Zustimmung des Geschaftsfuhrers, von einer Hauptversammlung der Aktionare abgeandert werden, vorausgesetzt die
Anwesenheits- und Mehrheitsquoten gemass Artikel 67-1 des Gesetzes vom 10.
August 1915 uber Handelsgesellschaften, wie abgeandert, werden beachtet.

                   J. SCHLUSSBESTIMMUNGEN - ANWENDBARES RECHT

ART. 23 Fur samtliche Fragen, welche nicht durch diese Satzung geregelt sind, gilt das Gesetz vom 10. August 1915, uber Handelsgesellschaften, wie abgeandert.

           TRUE CERTIFIED COPY OF THE UPDATED ARTICLES OF ASSOCIATION

                             AS AT MARCH 19TH, 2004

                        LUXEMBOURG, THIS JUNE 30TH , 2004

           ZUR BEGLAUBIGUNG DIESER KOPIE DER KOORDINIERTEN SATZUNG MIT
                             STAND ZUM 19. MARZ 2004

               UNTERZEICHNET IN LUXEMBURG AM HEUTIGEN 30.JUNI 2004

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